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                                                                     EXHIBIT 8.1

                       [Letterhead of Goodwin Procter LLP]

                                  May 23, 2003


Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965

       Re: CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

       This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $300,000,000 aggregate principal amount of Floating Rate Convertible Senior Debentures due 2033 (the "Debentures") of Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), and up to 3,692,310 shares of common stock, par value $0.01 per share (the "Shares"), issuable upon conversion of the Debentures. The Debentures and the Shares are being registered on behalf of the holders of the Debentures.

       We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In connection with rendering this opinion, we have examined and relied upon the information set forth in the Registration Statement; the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date; such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion, and statements and other information of the Company or representatives or officers thereof. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies.

       On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the statements in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations", insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, accurately summarize in all material respects the United States federal income tax laws referred to therein.

       We express no opinion other than the opinions expressly set forth herein. You should recognize that our opinions are not binding on the Internal Revenue Service and

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that the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case.

       This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or review our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

       This opinion is delivered to you solely for use in connection with this Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. Notwithstanding the preceding sentence, and notwithstanding any express or implied agreement, arrangement or understanding to the contrary, you (and your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Debentures and the issuance thereof, and all materials of any kind (including this opinion letter and any other tax analyses) that are provided to you relating to such tax treatment and tax structure. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain United States Federal Income Tax
Considerations" in the Prospectus which is a part of such Registration
Statement.

                                         Very truly yours,

                                         /s/ Goodwin Procter LLP
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                                         GOODWIN PROCTER LLP